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                                                                    EXHIBIT 99.6

                                   AT&T CORP.

                       OFFER TO EXCHANGE 1.176 SHARES OF
                       AT&T WIRELESS GROUP TRACKING STOCK
                      FOR EACH SHARE OF AT&T COMMON STOCK
                       UP TO AN AGGREGATE OF 427,736,486
                          SHARES OF AT&T COMMON STOCK

To Our Clients:

     Enclosed for your consideration is an Offering Circular/Prospectus dated April 18, 2001 (the "Offering Circular/Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal" and, together with the Offering Circular/Prospectus, the "Exchange Offer") relating to the offer by AT&T Corp. ("AT&T") to exchange 1.176 shares of AT&T Wireless Group tracking stock for each share of AT&T common stock validly tendered up to an aggregate of 427,736,486 shares of AT&T common stock validly tendered and exchanged. These documents may not be used by you to tender shares of AT&T common stock.

     The material is being forwarded to you as the beneficial owner of shares of AT&T common stock carried by us in your account but not registered in your name. A tender of such shares of AT&T common stock may only be made by us as the registered holder and pursuant to your instructions. Therefore, holders of shares of AT&T common stock registered in the name of a broker, dealer, commercial bank, trust company or other nominee should contact such registered holder promptly if they wish to tender their shares of AT&T common stock in the Exchange Offer.

     Accordingly, we request instructions from you as to whether you wish us to tender any or all such shares of AT&T common stock held by us for your account pursuant to the terms and conditions set forth in the enclosed Offering Circular/Prospectus and the related Letter of Transmittal. This is a voluntary Exchange Offer, which means that you may tender all, some or none of your shares of AT&T common stock in the Exchange Offer.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender shares of AT&T common stock in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on Friday, May 25, 2001, or if extended by AT&T, the latest date and time to which extended (the "Expiration Date"). Shares of AT&T common stock tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Offering Circular/ Prospectus, at any time prior to the later of (1) the Expiration Date and (2) after the expiration of 40 business days from the commencement of the Exchange Offer if AT&T has not theretofore accepted such shares for exchange by AT&T.

     Your attention is directed to the following:

          1. The Exchange Offer is for up to an aggregate of 427,736,486 shares of AT&T common stock.

          2. AT&T's obligation to accept shares of AT&T common stock validly tendered in the Exchange Offer is subject to certain conditions as specified in the Offering Circular/Prospectus including a minimum condition that at least 22,883,296 shares of AT&T common stock be tendered into the Exchange Offer.

          3. AT&T will not be responsible for any stock transfer taxes payable as a result of the transaction.

          4. If you own beneficially an aggregate of fewer than 100 shares as of April 17, 2001 of AT&T common stock and you instruct us to tender all of those shares on your behalf, all such shares will be accepted for exchange and will not be subject to proration if the Exchange Offer is oversubscribed. Shares of AT&T common stock held in an AT&T or AT&T affiliated company savings plan are not eligible for this preferential treatment.

     If you wish to have us tender any or all of your shares of AT&T common stock, please so instruct us by completing, executing and returning to us the instruction form which appears on the reverse side of this letter.
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                                  INSTRUCTIONS

     I acknowledge receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of AT&T Corp. ("AT&T") of AT&T Wireless Group tracking stock in exchange for AT&T common stock. I understand, accept and agree to the terms and conditions of the Exchange Offer.

     This will instruct you to tender in the Exchange Offer the shares of AT&T common stock indicated below (or, if no number is indicated below, all shares) held by you for my account, pursuant to the terms of and conditions set forth in the Offering Circular/Prospectus and the Letter of Transmittal, including the instructions thereto.

     Box 1 [ ] Please tender all of my shares of AT&T common stock held by you for my account.

     Box 2 [ ] Please tender (number) of the shares of AT&T common stock held by you for my account.
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                                    ODD-LOTS

     [ ] By checking this box, I represent that I owned beneficially and of record an aggregate of less than 100 shares of AT&T common stock and am tendering all such shares.
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                                   SIGNATURE

     BY SIGNING BELOW, I HEREBY CERTIFY THAT I AM ELIGIBLE TO PARTICIPATE IN THIS EXCHANGE OFFER.

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Dated: ----------------------------------------------------    -----------------------------------------------------------

                                                               -----------------------------------------------------------
                                                                                      SIGNATURE(S)

                                                               -----------------------------------------------------------

                                                               -----------------------------------------------------------
                                                                                PLEASE PRINT NAME(S) HERE
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     UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR
SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OF YOUR
SHARES OF AT&T COMMON STOCK.

     PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT AT&T, GEORGESON SHAREHOLDER COMMUNICATIONS, CREDIT SUISSE FIRST BOSTON OR LEHMAN BROTHERS.

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